Exhibit 99.1

Interlink Electronics Reports First Quarter 2026 Results

FREMONT, Calif., May. 14, 2026 (GLOBE NEWSWIRE) – Interlink Electronics, Inc. (Nasdaq: LINK) (“Interlink” or the “Company”), a global leader in sensor technology and printed electronic solutions, today reported results for the first quarter ended March 31, 2026.

Q1 2026 and Recent Highlights

•	We recently announced a non-binding letter of intent to acquire an established provider of high-performance manufacturing solutions serving mission-critical sectors such as semiconductor, defense, laser and photonics, commercial high-tech, and aerospace.

•	In Q1, revenue grew by 15% year over year, and gross margins improved by 8 percentage points to 43%.

•	We are leveraging our expertise in printed electronics to develop electrodes for intelligent test strips used in connected point-of-care and home-testing platforms. As a strategic manufacturing partner for these electrodes, we anticipate the first product will enter clinical trials soon, with initial production later this year, if successful, and significant volume expected in 2027.

•	We have begun developing the third generation of a wearable product that uses our proprietary conductive transfer process in an FDA-approved muscle stimulation device. Our technology enhances patient comfort and supports the high success rate of this therapeutic device.

•	We plan to launch a new R&D and production facility in South Yorkshire, England at the beginning of July to advance our Conductive Transfer technology for smart textiles and wearable devices.

“I’m excited about our recent commercial momentum and acquisition activity,” said Steven N. Bronson, Chairman, President, and CEO. “We are positioning the business for the next level by capitalizing on our diversified technology offerings, global customers, and footprint.”

Consolidated Financial Results

(Amounts in thousands except per share data and percentages)

	Three Months Ended March 31,
	2026	2025	$ ∆	% ∆
Revenue	$3,074	$2,664	$410	15.4%
Gross profit	$1,336	$949	$387	40.8%
Gross margin	43.5%	35.6%
Loss from operations	$(450)	$(849)	$399	47.0%
Net loss	$(338)	$(805)	$467	58.0%
Net loss applicable to common stockholders	$(338)	$(905)	$567	62.7%
Earnings (loss) per common share – diluted	$(0.02)	$(0.06)	$0.04	66.7%
Adjusted EBITDA	$(168)	$(623)	$455	73.0%

Revenue for the first quarter of 2026 increased 15% to $3.07 million, compared to $2.66 million in the first quarter of 2025. The increase was driven by higher shipments of the Company’s force-sensing and printed electronics products, partially offset by lower sales of its gas-sensor products. Revenues fluctuate periodically in response to changes in customer demand, which can vary with order flow and production cycles, affecting both the timing and volume of shipments.

Gross margin for the first quarter of 2026 was 43.5%, versus 35.6% for the first quarter of last year. The increase was due to higher revenue and changes in the mix of our products and services.

Net loss for the first quarter of 2026 was $338,000, compared to a net loss of $805,000 in same quarter last year. The decrease in net loss was driven by higher revenue and gross profit.

Adjusted EBITDA, a non-GAAP financial measure, was $(168,000), versus $(623,000) in the prior-year period.

About Interlink Electronics, Inc.

Interlink Electronics is a leading provider of sensors and printed electronic solutions, boasting 40 years of success in delivering mission-critical technologies across diverse markets. Our customers, including global blue-chip companies, trust our products and solutions, which span various markets, including medical, industrial, automotive, wearables, IoT, and other specialty markets. Our expertise in materials science, manufacturing, embedded electronics, firmware, and software enables us to create custom solutions tailored to our customers’ unique needs.

We serve our international customer base from our corporate headquarters and proprietary gas sensor production and product development facility in Fremont, California (Silicon Valley area); our advanced printed electronics and materials science laboratory in Camarillo, California; and our advanced printed-electronics manufacturing facilities in Shenzhen, China; and Irvine, Scotland.

For more information, please visit www.InterlinkElectronics.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements in our press releases include statements about our projected financial and operating performance, our acquisition program, our strategy and prospects, and our opportunities for organic growth and synergies. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the company’s forward-looking statements include, among other things, the following: our success in predicting new markets and the acceptance of our new products; efficient management of our infrastructure; the pace of technological developments and industry standards evolution and their effect on our target product and market choices; the effect of outsourcing technology development; changes in the ordering patterns of our customers; a decrease in the quality and/or reliability of our products; protection of our proprietary intellectual property; competition by alternative sophisticated as well as generic products; continued availability of raw materials for our products at competitive prices; disruptions in our manufacturing facilities; risks of international sales and operations including fluctuations in exchange rates and tariffs; compliance with regulatory requirements applicable to our manufacturing operations; and customer concentrations. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of the respective release, and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measure: Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA for a particular period as net income (loss) before interest, taxes, depreciation and amortization, and as further adjusted for stock-based compensation expense.

We use this non-GAAP financial measure for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results, such as amortization expense related to our recent acquisitions. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) it is used by our investors to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Company Contact:

Interlink Electronics, Inc.

Steven N. Bronson, CEO

LINK@IESensors.com

805-623-4184

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2026	2025
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$2,106	$2,724
Accounts receivable, net	1,709	1,542
Inventories	1,987	1,801
Prepaid expenses and other current assets	280	236
Total current assets	6,082	6,303
Property, plant and equipment, net	422	474
Intangible assets, net	1,139	1,333
Goodwill	2,539	2,586
Right-of-use assets	669	760
Deferred tax assets	215	202
Other assets	76	80
Total assets	$11,142	$11,738

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,039	$985
Accrued liabilities	305	330
Lease liabilities, current	304	324
Accrued income taxes	29	24
Total current liabilities	1,677	1,663

Long-term liabilities
Lease liabilities, long term	419	493
Deferred tax liabilities	305	361
Total long-term liabilities	724	854
Total liabilities	2,401	2,517

Stockholders’ equity
Preferred stock	—	—
Common stock	16	16
Additional paid-in-capital	62,601	62,594
Accumulated other comprehensive income	257	406
Accumulated deficit	(54,133)	(53,795)
Total stockholders’ equity	8,741	9,221
Total liabilities and stockholders’ equity	$11,142	$11,738

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2026	2025
	(in thousands, except per share data)
Revenue	$3,074	$2,664
Cost of revenue	1,738	1,715
Gross profit	1,336	949
Operating expenses:
Engineering, research and development	303	434
Selling, general and administrative	1,483	1,364
Total operating expenses	1,786	1,798
(Loss) from operations	(450)	(849)
Other income (expense), net	60	5
(Loss) before income taxes	(390)	(844)
Income tax expense (benefit)	(52)	(39)
Net (loss)	$(338)	$(805)

Net (loss) applicable to common stockholders	$(338)	$(905)
Earnings (loss) per common share – basic and diluted	$(0.02)	$(0.06)
Weighted average common shares outstanding – basic and diluted	15,750	14,796

INTERLINK ELECTRONICS, INC.

RECONCILIATION OF CONSOLIDATED NET LOSS TO CONSOLIDATED ADJUSTED EBITDA

(unaudited)

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net (loss)	$(338)	$(805)
Adjustments to arrive at earnings before interest, taxes, depreciation, and amortization (EBITDA):
Interest (income)	(2)	(5)
Income tax expense (benefit)	(52)	(39)
Depreciation expense	47	47
Amortization expense	170	172
EBITDA	(175)	(630)
Adjustments to arrive at Adjusted EBITDA:
Stock-based compensation expense	7	7
Adjusted EBITDA	$(168)	$(623)